Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Kodiak Gas Services, Inc.
Graham Sones, VP of Investor Relations ir@kodiakgas.com
(936) 755-3259
Dennard Lascar Investor Relations
Ken Dennard / Rick Black
KGS@dennardlascar.com 713-529-6600

Kodiak Gas Services Initiates

Quarterly Dividend of $0.38 per Share of Common Stock

Announces 2023 Third Quarter Earnings Release and Conference Call Schedule

MONTGOMERY, TX — October 24, 2023 — Kodiak Gas Services, Inc. (NYSE: KGS), (“Kodiak” or the “Company”), a leading provider of critical energy infrastructure and contract compression services, today announced that its board of directors has declared Kodiak’s first quarterly cash dividend of $0.38 per share of common stock, or $1.52 per share of common stock on an annualized basis, for the third quarter of 2023. This cash dividend will be paid on November 10, 2023 to all stockholders of record as of the close of business on November 3, 2023.

Mickey McKee, Kodiak’s founder and Chief Executive Officer, stated, “Consistent with our capital allocation strategy, we are excited to announce our first quarterly dividend. We believe the stable, positive cash flow provided by our resilient business model supports an attractive return of capital to shareholders via a well-covered dividend while maintaining conservative balance sheet leverage and providing flexibility to capitalize on the high-return growth opportunities we see in the market. The dividend we announced, when annualized, represents one of the most compelling yields in midstream today, and the highest among our compression peers.”

Kodiak also announced that it will release third quarter 2023 financial results on Wednesday, November 8, 2023 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will also be broadcast live over the Internet, on Thursday, November 9, 2023 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).

What:	Kodiak Gas Services Third Quarter 2023 Earnings Conference Call

When:	Thursday, November 9, 2023 at 11:00 a.m. Eastern / 10:00 a.m. Central

How:	Live via phone – By dialing 201-389-0872 and asking for the
Kodiak Gas Services call at least 10 minutes prior to the start time, or
Live over the Internet – By logging onto the web at the address below

Where:	https://ir.kodiakgas.com/news-events/ir-calendar

For those who cannot listen to the live call, a replay will be available through November 16, 2023 and may be accessed by dialing 201-612-7415 and using pass code 13738946#. Also, an archive of the webcast will be available shortly after the call at https://ir.kodiakgas.com/news-events/ir-calendar for 90 days.

About Kodiak Gas Services, Inc.

Kodiak Gas Services, Inc. is one of the largest contract compression services providers in the continental United States with a revenue-generating fleet of over 3.2 million horsepower. The company focuses on providing contract compression services to oil and gas producers and midstream customers in high-volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems. More information is available at www.kodiakgas.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements contained herein include the amount and timing of future dividend payments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A list and description of risks, uncertainties and other factors can be found in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our final prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2023 pursuant to Rule 424(b)(4) and in Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” sections of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 and filed with the SEC on August 10, 2023. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made. Except as may be required by applicable law, we undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future developments or otherwise.

###

2